Exhibit 99.1

[Kinder Morgan, Inc. Logo]

Larry Pierce Media Relations (713) 369-9407	Mindy Mills Investor Relations (713) 369-9490 www.kindermorgan.com

KINDER MORGAN, INC. REPORTS RECORD EARNINGS

     HOUSTON, April 21, 2004 -- Kinder Morgan, Inc. (NYSE: KMI) today reported record earnings for the first quarter with net income of $127 million, or $1.02 diluted earnings per share, compared to $111 million, or $0.90 per share, for the comparable period in 2003. This represents a 13 percent increase in earnings per share.

     Chairman and CEO Richard D. Kinder said, "We are delighted with KMI's first quarter results, which represented all-time record earnings. Our results were driven by our fee-based businesses and our ownership of the general partner of Kinder Morgan Energy Partners, L.P. (NYSE: KMP)." KMI generated $224 million in cash flow in the first quarter. (Cash flow is defined as pre-tax income before DD&A, less cash paid for income taxes and sustaining capital expenditures.)

     Today, KMI's board of directors approved expanding the company's common stock repurchase program by $50 million to $550 million. Since the inception of the program in August 2001, KMI has repurchased approximately $455 million of its own shares. KMI's published budget calls for $60 million of share purchases in 2004. "We remain committed to returning cash to our shareholders in an economic and tax-efficient manner, either through the stock repurchase program or by further increasing the dividend, while at the same time maintaining a strong balance sheet," Kinder said. KMI's total debt-to-capital ratio improved to approximately 42 percent at the end of the first quarter, and KMI still intends to pay down $100 million in debt during 2004.

     KMI declared a quarterly dividend of $0.5625 per share ($2.25 annualized), payable on May 14, 2004, to shareholders of record as of April 30, 2004.

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Overview of Business Segments

     KMI's interest in KMP contributed $110.5 million of pre-tax earnings to KMI in the first quarter, up 17 percent over $94.7 million in the same period last year. KMI will receive $116.8 million in total distributions from its investment in KMP for the quarter, up from $99.2 million in the first quarter of 2003. As KMP's cash flow grows, KMI's general partner share of that cash flow grows as well, up to 50 percent of incremental cash flow. "KMP's cash flow continued to increase in the first quarter due to strong internal growth and contributions from acquisitions," Kinder said.

     Natural Gas Pipeline Company of America (NGPL) reported first quarter segment earnings of $106.7 million, a 7 percent increase over $100.1 million for the first quarter of 2003. "NGPL had a very strong quarter, recording an increase in operating revenues of about 5 percent," Kinder said. "This segment continues to benefit from successful contract negotiations, as 97 percent of the firm, long-haul transportation capacity is sold out through the third quarter and 89 percent is fully subscribed through year end." Storage is fully contracted until April 1, 2005. Throughput was down slightly quarter-over-quarter, but the vast majority of firm transportation and storage revenues come from demand charges secured by contracts that customers pay regardless of the amount of natural gas they ship through the pipeline. Construction on the $38 million North Lansing storage project is expected to be completed in May.

     "Moving forward, we will continue to focus on investing in natural gas infrastructure that will be needed to help meet growing demand in the U.S.," Kinder said. Over the past three years, the Kinder Morgan companies have invested approximately $2.2 billion in natural gas pipeline infrastructure -- $500 million for expansion projects, $1.45 billion for acquisitions of natural gas assets and $250 million in maintenance capital.

     TransColorado reported segment earnings of $5.6 million for the first quarter, down from $7.3 million for the comparable period a year ago. As expected, earnings declined in this segment because fewer contracts were tied to the basis differential in the

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first quarter than in the comparable period last year, when the basis differential spread was very wide. "TransColorado has become a more stable asset, as we have entered into long-term, fixed price contracts for most of our capacity," Kinder said. In March, the FERC issued final approval for TransColorado's $33 million expansion project, which will provide an additional 125,000 dekatherms per day of firm transportation capacity and is expected to be completed in the third quarter.

     First quarter segment earnings for Retail were $33.7 million, 7 percent higher than the $31.5 million reported for the same period last year. "The increase in this segment primarily reflected meter growth in Colorado and modest volume growth across the system," Kinder said.

     Power generated first quarter segment earnings of $3.7 million compared to $2.9 million in the same period last year. This segment is on target with its annual published budget target of $13.5 million and is expected to produce only 1 percent of KMI's total 2004 segment earnings.

Outlook

     In January, KMI published its budget for earnings per diluted share of $3.71 for 2004, and the company expects to meet or exceed that target. The expectations are based on contributions from assets currently owned by Kinder Morgan and do not include any benefits from future acquisitions. KMI also stated in January that it expects to increase its dividend on an annual basis, with increases approximating its annual growth in earnings.

     Today, Kinder Morgan announced that Michael C. Morgan intends to transition from his current job as president of the Kinder Morgan companies to a continuing position as a director on KMI's board of directors, effective with the next regularly scheduled KMI board meeting on July 21, 2004. Following his transition, Morgan will become president of Portcullis Partners, L.P., a private equity and investment management firm based in Houston and controlled by the Morgan family. In addition, Morgan will become president of the Morgan Foundation, a private foundation focused

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on educational philanthropy. Morgan said, "While I have made the difficult decision to reduce my role at Kinder Morgan, I am delighted to have the opportunity to remain a member of KMI's board of directors. In that capacity, I will continue to serve as an advocate for KMI's shareholders, employees and other stakeholders. Kinder Morgan has a highly capable management team, and I am confident that team will continue to produce outstanding results in the future."

     Kinder Morgan, Inc. is one of the largest energy transportation and storage companies in America, operating more than 35,000 miles of natural gas and products pipelines and almost 100 terminals. Kinder Morgan, Inc. owns the general partner interest of Kinder Morgan Energy Partners, L.P., the largest publicly traded pipeline limited partnership in the U.S. in terms of market capitalization. Combined, the two companies have an enterprise value of approximately $24 billion. (Enterprise value is market value of the equity securities plus net debt, excluding interest rate swaps.)

Please join us at 4:30 p.m. Eastern Time on Wednesday, April 21, at www.kindermorgan.com for a LIVE webcast conference call on the company's first quarter earnings.

     In this release, we present a measure of cash flow that differs from cash flow measures prepared under Generally Accepted Accounting Principles (GAAP). In this release, we have defined cash flow to be pre-tax income before depletion, depreciation and amortization (DD&A), less cash paid for income taxes and less sustaining capital expenditures. In each case, the amounts included in the calculation of these measures are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not a defined term under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity of the asset. We routinely calculate and communicate this measure to investors. We believe that continuing to provide this information results in consistency in our financial reporting. In addition, we believe that this measure is useful to investors because it provides investors with a quick, simple and reasonable estimate of our cash flow available for expansion projects, debt repayment, dividends and share repurchases.

     We believe the most directly comparable cash flow measure computed under GAAP is "cash flow provided by operating activities." This GAAP measure differs from the cash flow measure used in this release in that (1) it is not reduced for sustaining

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capital expenditures, and (2) it is affected by a number of items that are not taken into account in the cash flow measure used in this release, including (i) adjustments for equity in earnings, (ii) distributions from equity investments, (iii) minority interests in income of consolidated subsidiaries, (iv) deferred purchased gas costs, (v) changes in gas in underground storage, (vi) changes in other working capital items, (vii) net gains or losses on sale of facilities, (viii) proceeds from termination of interest rate swaps, and (ix) other, net. We have attached a reconciliation of cash flow to preliminary cash provided from operations for actual reported results. Cash flow should be considered in conjunction with cash provided from operations, as defined by GAAP.

     This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.

# # #

KINDER MORGAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2004	2003
Operating Revenues:
Natural Gas Transportation and Storage	$ 198,793	$ 182,853
Natural Gas Sales	137,102	122,999
Other	16,691	13,016
Total Operating Revenues	352,586	318,868

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales	133,471	112,955
Operations and Maintenance	36,194	29,901
General and Administrative	22,288	16,408
Depreciation and Amortization	29,481	29,625
Taxes, Other Than Income Taxes	8,381	7,174
Total Operating Costs and Expenses	229,815	196,063

Operating Income	122,771	122,805

Other Income and (Expenses):
Equity in Earnings of Kinder Morgan Energy Partners	128,767	111,495
Equity in Earnings of Other Equity Investments	2,807	2,483
Interest Expense, Net	(32,434)	(39,974)
Interest Expense - Deferrable Interest Debentures[1]	(5,478)	-
Minority Interests[1]	(9,308)	(15,921)
Other, Net	759	996
Total Other Income and (Expenses)	85,113	59,079

Income Before Income Taxes	207,884	181,884
Income Taxes	80,842	70,814
Net Income	$ 127,042	$ 111,070
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Basic Earnings Per Common Share	$ 1.03	$ 0.91
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Number of Shares Used in Computing Basic Earnings Per Common Share	123,715	121,877
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Diluted Earnings Per Common Share	$ 1.02	$ 0.90
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Number of Shares Used in Computing Diluted Earnings Per Common Share	124,938	123,078
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Dividends Per Common Share	$ 0.5625	$ 0.1500
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1

Due to our adoption of a recently issued accounting standard, the expense associated with our Deferrable Interest Debentures is recorded as interest expense for the three months ended March 31, 2004. For the three months ended March 31, 2003, the corresponding expense of $5,478 was included in "Minority Interests."

KINDER MORGAN, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2004	2003
Equity in Earnings of Kinder Morgan Energy Partners	$ 128,767	$ 111,495
Segment Earnings:[1]
NGPL	106,746	100,076
TransColorado	5,627	7,260
Retail	33,681	31,459
Power	3,723	2,920
	278,544	253,210
General and Administrative Expenses	(22,288)	(16,408)
Interest Expense, Net	(32,434)	(39,974)
Interest Expense - Deferrable Interest Debentures[2]	(5,478)	-
Other[2]	(10,460)	(14,944)

Income Before Income Taxes	207,884	181,884
Income Taxes	80,842	70,814

Net Income	$ 127,042	$ 111,070
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Earnings Attributable to Investments in KMP

	Three Months Ended March 31,
	2004	2003
General Partner Interest, Including Minority Interest in the OLPs	$ 93,515	$ 78,169
Limited Partner Units (KMP)	9,599	9,509
Limited Partner i-units (KMR)	25,653	23,817
	128,767	111,495
Pre-tax Minority Interest in KMR[3]	(18,255)	(16,755)
Pre-tax KMI Earnings from Investments in KMP	$ 110,512	$ 94,740
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Additional Information

	Three Months Ended March 31,
	2004	2003
	(Units and Shares in Millions)
Average KMP Units Owned by KMI	18.3	18.3
KMP Earnings per Unit	$ 0.52	$ 0.52
Average KMR Shares Owned by KMI	14.2	13.6
Average Total KMR Shares Outstanding	49.4	46.1

Volume Highlights

	Three Months Ended March 31,
	2004	2003
Systems Throughput (Trillion Btus):
NGPL[4]	444.4	445.9
TransColorado	42.3	46.5
Retail[5]	18.4	17.4

Btus = British thermal units ___________________
1	Operating income before corporate costs plus gains and losses on incidental sales of assets plus earnings from equity method investments.
2

Beginning with the third quarter of 2003, payments associated with our capital trust securities are included with intereset expense. Prior to the third quarter of 2003, such payments are included as minority interest within the "Other" caption.

3	Minority interest, net of tax (as reported in the Consolidated Statements of Income), was $11,318 and $10,388 for the three months ended March 31, 2004 and 2003, respectively.
4	Excludes transport for Kinder Morgan Texas and Tejas intrastate pipelines.
5	Excludes transport volumes of intrastate pipelines.

KINDER MORGAN, INC. AND SUBSIDIARIES
PRELIMINARY SUMMARIZED BALANCE SHEET INFORMATION (UNAUDITED)
(DOLLARS IN MILLIONS)

	March 31,	December 31,
	2004	2003
Assets:
Cash and Cash Equivalents	$ 15	$ 11
Other Current Assets	284	265
Investments	3,299	3,288
Property, Plant and Equipment, Net	6,075	6,084
Other Assets	422	389
Total Assets	$ 10,095	$ 10,037
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Liabilities and Stockholders' Equity:
Notes Payable and Current Maturities of Long-term Debt	$ 602	$ 133
Other Current Liabilities	300	344
Other Liabilities and Deferred Credits	2,665	2,675
Long-term Debt:
Outstanding Notes and Debentures	2,337	2,837
Deferrable Interest Debentures Issued to Subsidiary Trusts	284	284
Value of Interest Rate Swaps	132	88
	2,753	3,209
Minority Interests in Equity of Subsidiaries	1,036	1,010
Stockholders' Equity	2,739	2,666
Total Liabilities and Stockholders' Equity	$ 10,095	$ 10,037
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Total Debt[1]	$ 2,924	$ 2,959
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Total Capital[2]	$ 6,983	$ 6,919
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Ratio of Total Debt to Total Capital	41.9%	42.8%
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1	Notes payable and current maturities of long-term debt plus outstanding notes and debentures, less cash and cash equivalents.
2	Total debt plus deferrable interest debentures issued to subsidiary trusts plus minority interests in equity of subsidiaries plus stockholders' equity.

KINDER MORGAN, INC. AND SUBSIDIARIES
RECONCILIATION OF PRELIMINARY CASH FLOW (UNAUDITED)
(DOLLARS IN MILLIONS)

	Three Months Ended March 31,
	2004	2003
Simplified Calculation of Cash Flow Per Press Release
Income Before Income Taxes	$ 207.9	$ 181.9
Add: Depreciation and Amortization	29.5	29.6
Less: Sustaining Capital Expenditures	(10.8)	(13.4)
Less: Cash (Paid) Received for Income Taxes	(2.4)	0.3
Simplified Calculation of Cash Flow Per Press Release	$ 224.2	$ 198.4
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Reconciliation of Simplified Calculation to Preliminary Statement of Cash Flow
Simplified Calculation of Cash Flow Per Press Release	$ 224.2	$ 198.4
Add Back: Sustaining Capital Expenditures	10.8	13.4
Subtotal	235.0	211.8
Other Adjustments[1]	(67.6)	(47.8)
Net Cash Flows Provided by Continuing Operations	$ 167.4[2]	$ 164.0
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1

Adjustments for equity in earnings, distributions from equity investments, minority interests in income of consolidated subsidiaries, deferred purchased gas costs, net gain on sale of facilities, changes in gas in underground storage, changes in other working capital items, proceeds from termination of interest rate swap and other, net.

2	Preliminary estimate. Final statement of cash flows will be provided on Form 10-Q.